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                                                                     EXHIBIT 4.1

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                                WARRANT AGREEMENT

                                     between

                             VIASYSTEMS GROUP, INC.

                                       and

                      COMPUTERSHARE INVESTOR SERVICES, LLC

                                as Warrant Agent

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                   1,436,171 Warrants to Purchase Common Stock

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                          Dated as of January 31, 2003

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         This Warrant Agreement (this "Warrant Agreement"), dated as of January
31, 2003, is made by and between Viasystems Group, Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, LLC, as warrant agent (the "Warrant Agent").

                             PRELIMINARY STATEMENTS

         A. The Company proposes to issue 1,436,171 warrants (the "Warrants") to purchase Common Stock (as defined below) pursuant to the Company's Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), as confirmed pursuant to the order, dated January 14, 2003, of the United States Bankruptcy Court for the Southern District of New York, and the terms and conditions of this Warrant Agreement.

         B. The Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants pursuant to the terms and conditions of this Warrant Agreement.

         Now, therefore, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder and hereunder of the Company, the Warrant Agent, and the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Company and the Warrant Agent hereby agree as follows:

                             STATEMENT OF AGREEMENT

         1.       Definitions.

         As used in this Warrant Agreement, the following capitalized terms have the respective meanings set forth below:

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Delaware.

         "Common Stock" shall mean the common stock, $0.01 par value per share.

         "Company" shall have the meaning assigned to such term in the preamble of this Warrant Agreement.

         "Exercise Price" shall mean $25.51, the price at which a share of Common Stock may be purchased pursuant to this Warrant Agreement.

         "Expiration Date" shall mean January 31, 2010.

         "Holder" shall mean the Person in whose name a Warrant is registered in the warrant register of the Company maintained by or on behalf of the Company for such purpose.

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         "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants.

         "Other Property" shall have the meaning set forth in Section 6.3.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall have the meaning assigned to such term in the in the recitals.

         "Transaction" shall have the meaning set forth in Section 6.3.

         "Warrant Agent" shall have the meaning assigned to such term in the preamble of this Warrant Agreement and shall include any successor Warrant Agent hereunder.

         "Warrant Agent's Principal Office" shall mean the principal office of the Warrant Agent at 2 North LaSalle Street, Chicago, Illinois 60602 (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the Holders).

         "Warrant Agreement" shall have the meaning assigned to such term in the preamble of this Warrant Agreement.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of a Warrant pursuant to Section 4.1, multiplied by (ii) the Exercise Price.

         "Warrant Stock" shall mean the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.

         "Warrants" shall have the meaning assigned to such term in the recitals to this Warrant Agreement, and shall include all Warrants issued upon registration of transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

         2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

         3.       Registration; Form and Execution of Warrants.

                  3.1 Registration. All Warrants shall be numbered and shall be registered in a warrant register maintained at the Warrant Agent's Principal Office by the Warrant Agent as

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they are issued. The Company and the Warrant Agent shall be entitled to treat a
Holder as the owner in fact for all purposes whatsoever of each Warrant registered in such Holder's name.

                  3.2 Form of Warrant. The text of each Warrant, the Form of Election to Purchase and Form of Assignment shall be substantially in the form attached hereto as Exhibit A. Each Warrant shall be executed on behalf of the Company by its President or one of its Vice Presidents. The signatures on the Warrants may be manual or facsimile. Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Warrant Agreement. Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution, registration of transfer.

                  3.3 Countersignature of Warrants. Each Warrant shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.

         4.       Exercise of Warrants.

                  4.1 Manner of Exercise. From and after the date hereof until 5:00 p.m., New York City time, on the Expiration Date, a Holder may exercise any of the Warrants, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder. In order to exercise a Warrant, in whole or in part, a Holder shall deliver to the Company at the Warrant Agent's Principal Office, (i) a written notice of such Holder's election to exercise such Warrant, which notice shall include the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in immediately available funds, certified cashiers or official bank check, or any combination thereof, in each case in United States dollars for the account of the Company and (iii) such Warrant. Such notice shall be substantially in the form of the Election to Purchase attached hereto as Exhibit A, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Warrant Agent shall, as promptly as practicable, and in any event within 10 Business Days thereafter, deliver or cause to be delivered to such Holder an executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in such notice. A Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date such notice, together with payment of the Warrant Price and such Warrant, is received by the Warrant Agent as described above and all taxes required to be paid by such Holder, if any, pursuant to Section 4.2 have been paid. If any Warrant shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant

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evidencing the rights of such Holder to purchase the unpurchased shares of
Common Stock called for by such Warrant, which new Warrant shall in all other respects be identical with the Warrant exercised in part, or, at the request of such Holder, appropriate notation may be made on such exercised Warrant and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Warrant Agent shall not be required to cause to be issued shares in the name of any Person who acquired a Warrant (or part thereof) or any Warrant Stock otherwise than in accordance with such Warrant and this Warrant Agreement.

                  4.2 Payment of Taxes. The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof.

                  4.3 Fractional Shares. The Company shall not issue fractional shares of Common Stock upon exercise of any Warrant. Whenever any distribution of Warrants exercisable into fractional shares of Common Stock would otherwise be called for, the actual distribution thereof will reflect a rounding down to the nearest share of Common Stock.

         5.       Transfer; Division and Combination.

                  5.1 Transfer. Transfer of any Warrant and all rights hereunder, in whole or in part, shall be registered in the warrant register of the Company to be maintained for such purpose at the Warrant Agent's Principal Office, upon surrender of such Warrant at the Warrant Agent's Principal Office, together with an Assignment of such Warrant substantially in the form attached hereto as Exhibit A duly executed by the Holder or its agent or attorney and payment of all funds sufficient to pay any taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, and subject to
Section 9, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of such Warrant not so assigned, and the surrendered Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  5.2 Division and Combination. Any Warrant may be divided or combined with other Warrants upon presentation thereof at the Warrant Agent's Principal Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5.1, as to any transfer which may be involved in such division or combination, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  5.3 Maintenance of Books. The Warrant Agent agrees to maintain, at the Warrant Agent's Principal Office, the warrant register for the registration of warrants and the registration of transfer of the Warrants.

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         6.       Adjustments. The number of shares of Common Stock for which a
Warrant is exercisable, and the price at which such shares may be purchased upon exercise of a Warrant, shall be subject to adjustment from time to time as set forth in this Section 6.

                  6.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall: (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (a) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (b) the Exercise Price shall be adjusted to equal (1) the Exercise Price multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares for which a Warrant is exercisable immediately after such adjustment.

                  6.2 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which a Warrant is exercisable and the Exercise Price provided for in this Section 6:

                           (a)      When Adjustments to Be Made. The adjustments
required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which a Warrant is exercisable that otherwise would be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 6.1) up to, but not later than the date of exercise if such adjustment either by itself or with other adjustments not previously made would result in an increase or decrease, as the case may be, of less than 1% of the shares of Common Stock for which a Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (b)      Fractional Interests. In computing
adjustments pursuant to this Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/1000th of a share.

                  6.3 Reorganization, Reclassification, Merger, Consolidation or Sale of Substantially all Assets of the Company. If the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the surviving corporation or resulting entity or where there is a change in or distribution with respect

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to the Common Stock of the Company) (each such event hereinafter referred to as a "Transaction"), and pursuant to the terms of any such Transaction, the consideration to be paid or distributed to or otherwise received by the holders of Common Stock consists of shares of common stock of the surviving corporation or resulting entity and/or any cash, shares of stock (not constituting common stock) or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) (such non-common stock property hereinafter referred to as "Other Property"), then each Holder shall have the right thereafter to receive, upon exercise of a Warrant, the number of shares of common stock of the surviving corporation or resulting entity and such amount of Other Property receivable pursuant to such Transaction by a holder of the number of shares of Warrant Stock for which a Warrant is exercisable immediately prior to the effective time of such Transaction. In the case of any Transaction of the type described in the preceding sentence, it shall be a condition precedent to consummation of the Transaction that the surviving corporation or resulting entity expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement and the Warrants to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Warrant Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6.3. For purposes of this Section 6.3, "common stock of the surviving corporation or resulting entity" shall include stock of such corporation of any class which does not have a preference as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exercisable or exchangeable for any such stock, either immediately, after the lapse of any prescribed time period or the occurrence of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.3 shall similarly apply to successive Transactions.

                  6.4 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of Common Stock unless the Company shall take such corporate action in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

         7. Notice to Warrant Holders. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock or Other Property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Warrant Agent and each Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated by the Company pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal

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business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         8. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or any Warrant. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value and (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant.

         9. Reservation and Authorization of Common Stock. From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement and such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         10. Stock and Warrant Transfer Books. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         11. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent from any Holder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such Holder's Warrant and indemnity reasonably satisfactory to them, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if such Warrant in identifiable form is surrendered to the Company or the Warrant Agent for cancellation.

         12. Office of Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. The Company shall initially maintain such an agency at the Warrant Agent's Principal Offices.

         13.      Warrant Agent.

                  13.1 Merger or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a

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party, or any Person succeeding to all or substantially all of the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If at the time such successor by merger or consolidation to the Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Warrant Agreement. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned as provided in Section 3.3, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Warrant Agreement.

                  13.2 Certain Terms and Conditions Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                           (a)      Correctness of Statements. The statements
contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

                           (b)      Breach of Covenants. The Warrant Agent shall
not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrants to be complied with specifically by the Company.

                           (c)      Performance of Duties. The Warrant Agent may
execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d)      Reliance on Counsel. The Warrant Agent may
consult at any time with legal counsel satisfactory to it and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

                           (e)      Proof of Actions Taken. Whenever in the
performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action

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hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President, a Vice President, the Secretary or an Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                           (f)      Legal Proceedings. The Warrant Agent shall
be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                           (g)      Other Transactions in Securities of the
Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                           (h)      Liability of Warrant Agent. The Warrant
Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence or bad faith.

                           (i)      Reliance on Documents. The Warrant Agent
will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (j)      Validity of Agreements. The Warrant Agent
shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature and delivery thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Stock (or other stock or other property) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Stock (or other stock or other property) will, when issued, be validly

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issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Stock or other securities or other property issued upon exercise of any Warrant.

                           (k)      Instructions from Company. The Warrant Agent
is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, a Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

                  13.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company 30 days' advance notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Holder may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided, however, the former Warrant Agent shall be required to deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 13.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

                  13.4 Disposition of Proceeds on Exercise of Warrants, Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Warrant Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Principal Office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's Principal Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

                  13.5 Cancellation. The Warrant Agent shall cancel all Warrant certificates properly surrendered for exercise, exchange, substitution, or transfer. The Warrant Agent shall destroy all cancelled Warrant certificates and, if requested, deliver a certificate of such destruction to the Company.

                  13.6 Survival. This Section 13 shall survive the resignation or removal of the Warrant Agent and the termination of this Warrant Agreement.

         14.      Miscellaneous.

                  14.1 Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) exercise any preemptive right, or (v) exercise any other right whatsoever granted to stockholders of the Company.

                  14.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile, addressed as follows:

                           If to any Holder or holder of Warrant Stock, at its
last known address appearing on the warrant register of the Company maintained for such purpose.

                           If to Company at:

                           Viasystems Group, Inc.
                           101 South Hanley Road
                           St. Louis, Missouri 63105
                           Attention: David J. Webster
                           Telephone: (314) 746-2280
                           Fax: (314) 746-2299

                           If to Warrant Agent at:

                           Computershare Investor Services, LLC
                           2 North LaSalle Street
                           Chicago, Illinois 60602
                           Attention: Viasystems Representative
                           Telephone: (312) 588-4993
                           Fax: (312) 601-4332

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, the first Business Day after delivery by facsimile, receipt acknowledged, or the third Business Day after deposit in the United States mail, whichever is earlier.

                  14.3 Successors and Assigns. All covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  14.4 Amendment. This Warrant Agreement and the Warrants may only be modified or amended or the provisions hereof and thereof waived with the written consent of the Company, the Warrant Agent and the Majority Holders, provided that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided herein and therein) without the prior written consent of the Holder thereof.

                  14.5 Third-Party Beneficiaries. All covenants and provisions of this Warrant Agreement shall inure to the benefit of each Holder from time to time of Warrants.

                  14.6 Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

                  14.7 Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

                  14.8 Governing Law. This Warrant Agreement and the Warrants shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

                  14.9 Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         In witness whereof, each of the Company and the Warrant Agent has caused this Warrant Agreement to be executed by its duly authorized officers as of the date first above written.

                                          VIASYSTEMS GROUP, INC.

                                          By: /s/ David J. Webster
                                              --------------------------------
                                              David J. Webster
                                              Senior Vice President

                                          COMPUTERSHARE INVESTOR SERVICES, LLC

                                          By: /s/ Petrine Nielsen
                                              --------------------------------
                                              Petrine Nielsen
                                              Senior Vice President

                                    EXHIBIT A

                      [Form of Face of Warrant Certificate]

                                     WARRANT
              TO PURCHASE COMMON STOCK, PAR VALUE $0.01 PER SHARE,
                                       OF
                             VIASYSTEMS GROUP, INC.

CERTIFICATE NO.:__________________              NUMBER OF WARRANTS:_____________

         Exercisable from and after the date hereof until 5:00 p.m., New York City time on January 31, 2010 (the "Expiration Date").

         This Warrant Certificate certifies that ____________________, or registered assigns, is the registered holder ("Holder") of the number of Warrants set forth above expiring at 5:00 p.m., New York City time, on the Expiration Date (the "Warrants") to purchase common stock, par value $0.01 per share (the "Common Stock"), of Viasystems Group, Inc., a Delaware corporation (the "Company"). The Common Stock issuable upon exercise of the Warrants is hereinafter referred to as the "Warrant Stock." Each Warrant entitles the Holder, upon exercise thereof, to purchase from the Company at any time from and after the date hereof until 5:00 p.m., New York City time, on the Expiration Date, one (1) share of Common Stock at the initial purchase price of $25.51 per share subject to adjustment and the other terms and conditions set forth herein and in the Warrant Agreement dated as of January 31, 2003 (the "Warrant Agreement") by and between the Company and Computershare Investor Services, LLC, as warrant agent (the "Warrant Agent"). Such purchase shall be payable in lawful money of the United States of America by certified or official bank check or any combination thereof to the order of the Warrant Agent for the account of the Company at the principal office of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to the Warrant Agreement, the Company shall cause written notice of such adjustment to be given to each Holder at such Holders address appearing on the Warrant register by first class mail postage pre-paid.

         No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, and to the extent not exercised by such time such Warrants shall be void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

         In witness whereof, the undersigned, duly authorized officer of the Company has caused this Warrant Certificate to be signed as of this 31st day of January, 2003.

                                          VIASYSTEMS GROUP, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          COUNTERSIGNED:

                                          COMPUTERSHARE INVESTOR SERVICES, LLC
                                          as Warrant Agent

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                    [Form of Reverse of Warrant Certificate]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of up to 1,436,171 Warrants expiring at 5:00 p.m., New York City time, on the Expiration Date, entitling the Holder, on exercise, to purchase shares of Common Stock, par value $0.01 per share, of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company or the Warrant Agent at the addresses set forth below.

         Warrants may be exercised by surrendering this Warrant Certificate, with the Election to Purchase set forth hereon properly completed and executed, together with payment of the purchase price by certified or official bank check payable to the order of the Warrant Agent for the account of the Company. In the event that the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or the Holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not issue fractional shares of Common Stock upon the exercise of any Warrant, and the Company shall round down to the nearest share of Common Stock as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

                                    * * * * *

            COMPANY:                      WARRANT AGENT:
            Viasystems Group, Inc.        Computershare Investor Services, LLC
            101 South Hanley Road         2 North LaSalle Sreet
            St. Louis, Missouri 63105     Chicago, Illinois 60602
            (314) 727-2087                (312) 588-4993

                                    * * * * *

                              ELECTION TO PURCHASE

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock of Viasystems Group, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in and delivered to the name and address specified below and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Date: ____________                  ____________________________________________
                                    Signature of Registered Owner*

                                    ____________________________________________
                                    Name Common Stock to be Registered Under

                                    ____________________________________________
                                    Address Common Stock to be Registered Under

                                    * * * * *

                                   ASSIGNMENT

         For value received the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to _____________ shares of Common Stock and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer on the books of Viasystems Group, Inc., with full power of substitution in the premises.

Date: ____________                  ____________________________________________
                                    Signature of Registered Owner*

                                    ____________________________________________
                                    Name of Assignee

                                    ____________________________________________
                                    Address of Assignee

* THE SIGNATURE ON THE ELECTION TO PURCHASE OR ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.